UNITED STATES

           SECURITIES AND EXCHANGE COMMISSION

                 Washington, D. C. 20549

                        FORM 8-K

                     CURRENT REPORT


PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE
                       ACT OF 1934

Date of Report (Date of earliest event reported):     January 3, 1996

Commission File Number                        0-11176

                              NTS-PROPERTIES III
            (Exact name of registrant as specified in its charter)

          Georgia                          61-1017240
(State or other jurisdiction of  (I.R.S. Employer Identification
incorporation or organization)   No.)

   10172 Linn Station Road
   Louisville, Kentucky                        40223
(Address of principal executive             (Zip Code)
offices)

Registrant's telephone number,
including area code                        (502) 426-4800

                              Not Applicable
           Former name, former address and former fiscal year,
                       if changed since last report

Item 5.Other Items

     On January 3, 1996, NTS-Properties III (the "Partnership") funded $100,000 to its Interest Repurchase Reserve pursuant to Section
     16.4 of the Partnership's Amended and Restated Agreement of Limited Partnership. Under Section 16.4, limited partners may request the Partnership to repurchase their respective interests (Units) in the Partnership. With this Interest Repurchase Reserve, the Partnership will be able to repurchase up to 480 units at a currently contemplated price of $208 per Unit. Units will be repurchased on a "first-come, first-served" basis until the Interest Repurchase Reserve is depleted. The first units to be repurchased will be those tendered during the fourth quarter of 1995 after the Interest Repurchase Reserve for that quarter had been exhausted. If the number of Units submitted for repurchase during the first quarter of 1996 exceeds that which can be repurchased by the Partnership with the remaining balance of the $100,000 Interest Repurchase Reserve, those additional Units may be repurchased in subsequent quarters. The above offering price per Unit was established by the General Partner in its sole discretion and does not purport to represent the fair market value or liquidation value of a Unit. The General Partner believes that this purchase price represents a substantial discount from the value of each Unit. However, there is no guarantee of the amount that limited partners who choose not to sell their Units will receive upon the ultimate liquidation of the Partnership.

                       SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                              NTS-PROPERTIES III
                                                (Registrant)

                                      BY:NTS-Properties Associates
                                         BY: NTS Capital Corporation,
                                             General Partner


                                         /s/ John W. Hampton
                                             John W. Hampton
                                             Senior Vice President



Date:    January 3, 1996